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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES

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                                                                STATE OR OTHER
                                                               JURISDICTION OF
                                                                INCORPORATION OR
     REGISTRANT                     SUBSIDIARY                   ORGANIZATION
     ----------                     ----------                   ------------
National Equipment    Albany Ladder Company, Inc. (d/b/a           New York
 Services, Inc.       Albany Ladder Company and
                      Albany Ladder Co.)

                      BAT Acquisition Corp. (d/b/a BAT             Delaware
                      Rentals, Eagle, Eagle Scaffolding
                      Equipment and Eagle Scaffolding)

                      NES Acquisition Corp.  (d/b/a Lone           Delaware
                      Star Rentals, Industrial Hoist
                      Services, Sprintank, Sprint Industrial
                      Services and Dragon)

                      NES East Acquisition Corp.  (d/b/a           Delaware
                      Equipco Sales & Rentals, Equipco
                      Rentals & Sales, Aerial Platforms,
                      Inc., Aerial Platforms, CEC, Cormier
                      Equipment Corporation and NES
                      East Acquisition Corp. of Delaware)

                      NES Michigan Acquisition Corp.               Delaware
                      (d/b/a Work Safe and Grand Hi-
                      Reach)
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